Exhibit 3.1.141

CERTIFICATE OF LIMITED PARTNERSHIP

OF

OUTBACK/HAWAII-I, LIMITED PARTNERSHIP

1.		OUTBACK/HAWAII-I, LIMITED PARTNERSHIP.
(Name of Limited Partnership; must contain a suffix such as “Limited,” “Ltd.,” or “Limited Partnership”)

2.		2202 North Westshore Boulevard, 5th Floor, Tampa, Florida 33607
(Business address of Limited Partnership)

3.		Joseph J. Kadow
(Name of Registered Agent for Service of Process)

4.		2202 North Westshore Boulevard, 5th Floor, Tampa, Florida 33607
(Florida street address for Registered Agent)

5.		/s/ Joseph J. Kadow
(Registered Agent must sign here to accept designation as Registered Agent for Service of Process)

6.		2202 North Westshore Boulevard, 5th Floor, Tampa, Florida 33607
(Mailing Address of the Limited Partnership)

7.		The latest date upon which the Limited Partnership is to be dissolved is: 12/31/2038

8.	Name(s) of general partner(s):	Street address:

	CONNERTY INTERNATIONAL, INC.	Lenox Center 3355 Lenox Road, Suite 600 Atlanta, Georgia 30326

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

Signed this 17th day of April, 2000.

CONNERTY INTERNATIONAL, INC., a Georgia corporation, as the sole General Partner

By:	/s/ Greg L. Walther
Greg L. Walther, Chief Financial Officer

AFFIDAVIT OF CAPITAL CONTRIBUTIONS

FOR FLORIDA LIMITED PARTNERSHIP

The undersigned, constituting the sole general partner of OUTBACK/HAWAII-I, LIMITED PARTNERSHIP., a Florida Limited Partnership, certify that:

1.	The amount of capital contributions to date of the limited partners is $0.

2.	The total amount contributed and anticipated to be contributed by the limited partners at this time totals $50,000.

FURTHER AFFIANT SAYETH NOT.

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

Signed this 17th day of April, 2000.

CONNERTY INTERNATIONAL, INC., a Georgia corporation, as the sole General Partner

By:	/s/ Greg L. Walther
Greg L. Walther, Chief Financial Officer